UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2011

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2011 DecisionPoint Systems, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Sigma Opportunity Fund II, LLC (the “Purchaser”).  Pursuant to the Purchase Agreement, the Company sold a Senior Subordinated Secured Note (the “Note”) in the aggregate principal amount of $4,000,000.  The Company received a net $3,600,000 upon closing.  As of the closing for the sale of the Note, the Company paid $65,000 for the Purchaser’s reasonable fees and expenses incurred in connection with the purchase of the Note (the “Advanced Amount”). At the closing for the sale of the Note, $250,000 (the “Additional Fee Amount”) was withheld from the purchase price of the Note for application towards the purchaser’s fees and expenses in excess of the Advanced Amount.

No later than August 31, 2011, the Purchaser shall provide a detailed accounting of its fees and expenses that the Company is responsible for pursuant to the Purchase Agreement, and the Purchaser shall either (i) refund to the Company any amount by which the Additional Fee Amount exceeded the actual fees and expenses incurred, or (ii) receive from the Company any amount by which the actual fees and expenses incurred by Purchaser exceeded the Additional Fee Amount.

As previously reported, the Company has executed an Arrangement Agreement, as amended, among the Company, Comamtech Inc. and 2259736 Ontario Inc. which provides that the Company will merge into 2259736 Ontario Inc., a subsidiary of Comamtech Inc. (the “Merger”).

The Note provides that if the Merger occurs prior to August 31, 2011, (subject to the terms and conditions set forth in the Note), then on the date of consummation of the Merger the interest rate of the Note shall be increased from 12% (subject to adjustment as provided in the Note) to 24% (or, if lower the maximum amount allowable by law) retroactive to May 18, 2011, and the maturity date shall be extended to May 31, 2012. The Note allows for prepayment provided that all interest that would be incurred through the May 2012 maturity date be paid in full at such time.   If the Merger does not occur by August 31, 2011 (subject to the terms and conditions set forth in the Note), the principal amount of the Note and all accrued and unpaid interest shall automatically convert into 4,000 shares of the Company’s Series C Cumulative Convertible Preferred Stock and the Company shall issue the Note holder 5,000,000 shares of its Common Stock.

The Company filed with the State of Delaware a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (“Certificate of Designations”) of Series C Cumulative Convertible Preferred Stock.

The 4,000 shares of Series C Convertible Preferred Stock which may be issued to the Purchaser are convertible into the Company’s common stock with the specific number of shares determined by dividing the Stated Value of the Series C Preferred Stock being converted plus accrued and unpaid dividends thereon by $0.30 per share (subject to adjustment as provided in the Certificate of Designations) and as a result if all of the shares of Series C Convertible Preferred Stock is converted, the Company would issue approximately 13,333,333 shares of its common stock.

Pursuant to the Purchase Agreement, the Company entered into an Investor Rights Agreement. Under the Investor Rights Agreement, if the Merger is not consummated at any time that is 18 months from May 18, 2011, and until the Registrable Securities (as defined in the Agreement) may be sold pursuant to Rule 144 of the rules and regulations promulgated under the Securities Act of 1933 without volume limitation, the Purchaser may require that the Company file a registration statement with the Securities and Exchange Commission to register the Registrable Securities.

The Company and each of its subsidiaries entered into a Security Agreement, pursuant to which they granted the Purchaser a security interest in a 100% of its assets.  The security interest is subordinated to the lien and security interest of the Company’s senior lender, Silicon Valley Bank.

Each of the Company’s subsidiaries entered into a Guarantee agreement under which they guaranteed the payment of all amounts owing to the purchase of the Note pursuant to the transaction documents.

Pursuant to the Purchase Agreement, the Company entered into an Advisory Services Agreement with Sigma Capital Advisors, LLC (the “Service Provider”).  Pursuant to this Agreement, the Service Provider will provide the Company with business finance and organizational strategy advisory consulting and other services related to the business of the Company and its subsidiaries.  Under this Agreement, the Company paid the Service Provider $150,000 and in the in event the Merger is not consummated by August 31, 2011, the Company must issue the Service Provider 200,000 shares of its common stock.  If the Merger is consummated prior to August 31, 2011, the Company shall pay the service provider an additional $80,000 in cash.

The foregoing descriptions of the Purchase Agreement, Note, Certificate of Designations, Investor Rights Agreement, Security Agreement, Guarantee, and Advisory Services Agreement above do not purport to be complete and are qualified in their entirety by reference to these agreements, copies of which are  attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Securitie Act of 1933, as amended (the "Act") for the private placement of the securities referenced herein pursuant to Section 4(2) of the Act  and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyer, the investor had access to information about us and their investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, the Company’s Board of Directors shall be comprised of six directors and the Purchaser is entitled to nominate a director.  In accordance with this provision the Purchaser has nominated Maydan Rothblum and as of May 20, 2011, Mr. Rothblum has been appointed to the Company’s Board of Directors.  The Board has not yet determined what, if any committee Mr. Rothblum will be appointed to.

Mr. Rothblum is a Managing Director at Sigma Capital Partners, a multi-strategy, active, long-term, strategic private equity firm.  Sigma Capital Advisors, LLC is the managing member of Sigma Opportunity Fund II LLC.  Sigma Capital Partners owns Sigma Capital Advisors LLC.  As set forth above, Sigma Opportunity Fund II LLC purchased the Note form the Company. Additionally, as set forth above, Sigma Capital Advisors LLC is providing services to the Company under the Advisory Services Agreement and is being paid as set forth in the Advisory Services Agreement which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Note
4.2	Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock
99.1	Note Purchase Agreement
99.2	Investor Rights Agreement
99.3	Security Agreement
99.4	Form of Guarantee
99.5	Advisory Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: May 24, 2011	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
4.1	Form of Note
4.2	Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock
99.1	Note Purchase Agreement
99.2	Investor Rights Agreement
99.3	Security Agreement
99.4	Form of Guarantee
99.5	Advisory Services Agreement